UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 19, 2015 (August 14, 2015)

Date of Report (Date of earliest event reported)

US FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-185732	36-3642294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2015, US Foods, Inc. (the “Company”) announced that its Chief Operating Officer, Stuart Schuette, would be leaving the Company effective September 30, 2015 to pursue new opportunities.

Item 7.01 Regulation FD Disclosure

On August 14, 2015, the Company announced that Greg Schaffner, previously the Region President for the Southwest Region, will be promoted to be the Company’s Executive Vice President, Field Operations. In this new position, Mr. Schaffner will be responsible for leading field operations across the country, including responsibility for all financial results. Greg will also be responsible for implementing key aspects of the long range plan. Region Presidents will now report to Mr. Schaffner. In addition, Jay Kvasnicka, previously President of the Midwest Region, will take on the role of Executive Vice President, Locally-Managed Sales for US Foods. In this new position, Mr. Kvasnicka will be responsible for accelerating the deployment of the Company’s sales coverage model, as well as other sales-related aspects of its long range plan. Mr. Kvasnicka will also be accountable for all tools and training across the entire sales organization, including e-Commerce and Value Added Services.

This information is furnished pursuant to Item 7.01 of Form 8-K. The information in this Item 7.01 shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

The furnishing of the information in Item 7.01 is not intended to, and does not constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: August 19, 2015	US Foods, Inc.

	By:	/s/ Juliette Pryor
Juliette Pryor
Executive Vice President, General Counsel and Chief Compliance Officer